EXHIBIT 12.2


                     TRITON ENERGY LIMITED AND SUBSIDIARIES
     COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE
                                    DIVIDENDS
                          (IN THOUSANDS, EXCEPT RATIOS)
                                   (UNAUDITED)



                                                                                                                 SEVEN MONTHS
                                                       NINE MONTHS ENDED                                            ENDED
                                                         SEPTEMBER 30,              YEAR ENDED DECEMBER 31,        DEC. 31,
                                                   ------------------------    ---------------------------------
                                                       1998         1997         1997         1996       1995       1994
                                                   -----------  -----------    ---------    ---------  ---------  -----------
Fixed charges, as defined:
                                                                                            <c
Interest charges                                   $   40,401   $   37,775     $ 50,625     $ 43,884   $ 41,305    $  20,285
Preference dividend requirements of the Company           368          400          400          985        802          449
Preferred dividend requirements of subsidiaries
  adjusted to pre-tax basis                               ---          ---          ---          ---        ---          ---
                                                   -----------  -----------    ---------    ---------  ---------   ----------

Total fixed charges                                $   40,769   $   38,175     $ 51,025     $ 44,869   $ 42,107    $  20,734
                                                   ===========  ===========    =========    =========  =========   ==========

Earnings, as defined (2):
Earnings (loss) from continuing operations
  before income taxes, minority interest,
  extraordinary item and cumulative effect of
  accounting change                                $  (91,533)  $   17,932     $ 16,896     $ 20,945   $ 16,600    $ (22,834)
Fixed charges, above                                   40,769       38,175       51,025       44,869     42,107       20,734
Less interest capitalized                             (19,786)     (19,105)     (25,818)     (27,102)   (16,211)     (11,833)
Plus undistributed (earnings) loss of affiliates          ---          ---          ---         (118)     2,249        4,102
Less preference dividend requirements of the
   Company and its subsidiaries adjusted to
   pre-tax basis                                         (368)        (400)        (400)        (985)      (802)        (449)
                                                   -----------  -----------    ---------    ---------  ---------   ----------

                                                   $  (70,918)  $   36,602     $ 41,703     $ 37,609   $ 43,943    $ (10,280)
                                                   ===========  ===========    =========    =========  =========   ==========

RATIO OF EARNINGS TO COMBINED FIXED CHARGES
  AND PREFERENCE DIVIDENDS (1) (2)                        ---          1.0          0.8          0.8        1.0          ---
                                                   ===========  ===========    =========    =========  =========   ==========






                                                         YEAR ENDED MAY 31,
                                                   ------------------------------
                                                      1994                1993
                                                   -----------        -----------
Fixed charges, as defined:
Interest charges                                    $  26,951         $   16,336
Preference dividend requirements of the Company           ---               ---
Preferred dividend requirements of subsidiaries
  adjusted to pre-tax basis                               364              1,551
                                                    ----------        -----------

Total fixed charges                                 $  27,315         $   17,887
                                                    ==========        ===========

Earnings, as defined (2):
Earnings (loss) from continuing operations
  before income taxes, minority interest,
  extraordinary item and cumulative effect of
  accounting change                                 $ (23,104)        $ (147,445)
Fixed charges, above                                   27,315             17,887
Less interest capitalized                             (16,863)            (6,407)
Plus undistributed (earnings) loss of affiliates         (645)             3,012
Less preference dividend requirements of the
   Company and its subsidiaries adjusted to
   pre-tax basis                                         (364)            (1,551)
                                                    ----------        -----------

                                                    $ (13,661)        $  (134,504)
                                                    ==========        ===========

RATIO OF EARNINGS TO COMBINED FIXED CHARGES
  AND PREFERENCE DIVIDENDS (1) (2)                        ---                ---
                                                    ==========        ===========

____________________


(1) Earnings were inadequate to cover combined fixed charges and preference dividends for the nine months ended September 30, 1998 and 1997 by $111,687,000 and $1,573,000, respectively, for the years ended December 31, 1997 and 1996 by $9,322,000 and $7,260,000, respectively, for the seven months ended December 31, 1994 by $31,014,000 and for the years ended May 31, 1994 and 1993 by $40,976,000 and  $152,391,000,  respectively.

(2) Earnings reflect nonrecurring writedowns and loss provisions of $198,782,000 for the nine months ended September 30, 1998, $46,153,000 and $1,058,000 for the years ended December 31, 1996 and 1995, respectively, $984,000 for the seven months ended December 31, 1994 and $45,754,000 and $99,883,000 for the years ended May 31, 1994 and 1993, respectively. Nonrecurring gains from the sale of assets and other gains aggregated $121,117,000 and $6,253,000 for the nine months ended September 30, 1998 and 1997, respectively, $6,253,000, $22,189,000, $13,617,000 and $56,193,000 for the
years ended December 31, 1997, 1996 and 1995 and May 31, 1994, respectively. The ratio of earnings to combined fixed charges and preference dividends if adjusted to remove nonrecurring items, would have been 0.2 and 0.8 for the nine months ended September 30, 1998 and 1997, respectively, 0.7, 1.4 and 0.7 for the years ended December 31, 1997, 1996 and 1995, respectively. Without nonrecurring items, earnings would have been inadequate to cover combined fixed charges and preference dividends for the nine months ended September 30, 1998 and 1997 by $34,022,000 and $7,826,000, respectively, for the years ended December 31, 1997 and 1995 by $15,175,000 and $10,723,000, respectively, for the seven months ended December 31, 1994 by $30,030,000 and for the years ended May 31, 1994 and 1993 by $51,415,000 and $45,183,000, respectively.